Exhibit 1.1
PLACEMENT AGENCY AGREEMENT
May 12, 2011
William Blair & Company, L.L.C.
222 West Adams
Chicago, IL 60606
JMP Securities LLC
600 Montgomery Street, Suite 1100
San Francisco, CA 94111
Ladies and Gentlemen:
     Biodel Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions herein, to issue and sell to certain investors (each an “Investor” and collectively the "Investors”) an aggregate of up to (i) 12,074,945 shares (the “Common Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) 1,813,944 shares (the “Preferred Shares” and, together with the Common Shares, the “Shares”) of the Company’s Series A Convertible Preferred Stock, par value $.01 per share (the “Preferred Stock”), and (iii) warrants to purchase up to an additional 9,027,772 shares of Common Stock (the “Warrants”), in an offering under its registration statement on Form S-3 (Registration No. 333-153167). The Shares and Warrants will be sold to the several Investors as Units (the “Units”), each Unit consisting of (i) one Common Share and (ii) one warrant to purchase 0.65 of a share of Common Stock; provided, however, that, in the event that any Investor (together with any other Investors whose beneficial ownership of Common Stock would be aggregated with such Investor’s for purposes of Section 13(d) of the Exchange Act (as defined below) and the applicable rules of the Commission (as defined below)) purchases in excess of an aggregate of 3,849,435 Units, all Units in excess of that amount shall consist of (i) one Preferred Share and (ii) one Warrant to purchase 0.65 of a share of Common Stock. Units will not be issued or certificated. The Shares and Warrants are immediately separable and will be issued separately.
     The Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the Certificate of Designations substantially in the form attached hereto as Exhibit F (the “Certificate of Designation”). The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares” and the shares of Common Stock issuable upon conversion of the Preferred Shares are referred to herein as the “Conversion Shares.” The Shares, the Warrants, the Warrant Shares and the Conversion Shares are referred to herein, collectively, as the “Securities.” The Securities are more fully described in the Prospectus (as defined in Section 2(a)(iii) hereof). The Company desires to engage William Blair & Company, L.L.C. (“William Blair”) and JMP Securities LLC (“JMP”) in connection with such issuance and sale of the Securities.
     The Company hereby confirms its agreement with you as follows:
Section 1. Agreement to Act as Placement Agents.
     (a) On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Placement Agency Agreement (this “Agreement”), among the Company and each of you, William Blair and JMP shall be the Company’s exclusive sole lead placement agent and co-placement agent, respectively (in such capacity, together, the “Placement Agents”), on a reasonable best efforts basis, in connection with the issuance and sale by the Company of the Securities to the Investors in a proposed takedown under the Registration

Statement (as defined in Section 2(a)(i) hereof), with the terms of the offering to be subject to market conditions and negotiations among the Company, the Placement Agents and the prospective Investors (such takedown shall be referred to herein as the “Offering”). As compensation for services rendered, and provided that any of the Securities are sold to Investors in the Offering, on the Closing Date (as defined in Section 1(c) hereof) of the Offering, the Company shall pay to the Placement Agents an amount in the aggregate equal to 6% of the gross proceeds received by the Company from the sale of the Securities (the “Placement Fee”). The Placement Fee shall be allocated between the Placement Agents as they may agree. The sale of the Securities shall be made pursuant to subscription agreements in the form included as Exhibit A hereto (each, a “Subscription Agreement” and collectively, the “Subscription Agreements”) on the terms described on Exhibit B hereto. The Company shall have the sole right to accept offers to purchase the Securities and may reject any such offer in whole or in part. Notwithstanding the foregoing, it is understood and agreed that the Placement Agents or any of their respective affiliates may, solely at their discretion and without any obligation to do so, purchase Securities as principal; provided, however, that any such purchases by the Placement Agents (or their respective affiliates) shall be fully disclosed to the Company and approved by the Company in accordance with the previous sentence.
     (b) This Agreement shall not give rise to any commitment by the Placement Agents to purchase any of the Securities, and the Placement Agents shall have no authority to bind the Company to accept offers to purchase the Securities. Each of the Placement Agents shall act on a reasonable best efforts basis and does not guarantee that it will be able to raise new capital in the Offering. The Placement Agents may retain other brokers or dealers to act as sub-agents on their behalf in connection with the Offering, the fees of which shall be paid out of the Placement Fee. Prior to the earlier of (i) the date on which this Agreement is terminated and (ii) the Closing Date, the Company shall not, without the prior written consent of the Placement Agents, solicit or accept offers to purchase Securities (other than pursuant to the exercise of options or warrants to purchase shares of Common Stock that are outstanding at the date hereof) otherwise than through the Placement Agents in accordance herewith.
     (c) Payment of the purchase price for, and delivery of, the Securities shall be made at a closing (the “Closing”) at the offices of Morrison & Foerster LLP, counsel for the Placement Agents, located at 1290 Avenue of the Americas, New York, New York, at 10:00 a.m., New York City time, on or before May 18, 2011 or at such time on such other date as may be agreed upon in writing by the Placement Agents and the Company (such date of payment and delivery being herein called the "Closing Date”). All such actions taken at the Closing shall be deemed to have occurred simultaneously. No Shares and Warrants which the Company has agreed to sell pursuant to this Agreement and the Subscription Agreements shall be deemed to have been purchased and paid for, or sold by the Company, until such Shares and Warrants shall have been delivered to the Investor thereof against payment therefor by such Investor. If the Company shall default in its obligations to deliver the Shares and Warrants to an Investor whose offer it has accepted, the Company shall indemnify and hold the Placement Agents harmless against any loss, claim or damage incurred by the Placement Agents arising from or as a result of such default by the Company.
     (d) On the Closing Date, (i) the Company shall deliver, or cause to be delivered, the Securities to the Investors, with the delivery of the Common Shares to be made through the facilities of The Depository Trust Company’s DWAC system, and the delivery of the Warrants and the Preferred Shares in physical, certificated form to be made by courier to the Investors to the addresses set forth on the applicable Subscription Agreement, provided, that the Placement Agents (and their counsel) have a right to inspect such Warrants and Preferred Shares in physical form at least one business day before the Closing Date and (ii) the Investors will wire the purchase price for their respective Securities to the Company pursuant to the terms of the Subscription Agreements and the Company will wire the amounts owed to the Placement Agents as provided in this Agreement.

     (e) The Securities shall be registered in such names and in such denominations as the Placement Agents shall request by written notice to the Company.
Section 2. Representations, Warranties and Agreements of the Company.
     The Company hereby represents, warrants and covenants to the Placement Agents as of the date hereof, and as of the Closing Date, as follows:
     (a) Registration Statement. (i) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-153167) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), and such amendments to such registration statement as may have been required to the date of this Agreement. Such registration statement has been declared effective by the Commission. Each part of such registration statement, at any given time, including amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B or 430C under the Securities Act or otherwise pursuant to the Securities Act at such time, is herein called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3 pursuant to General Instruction I.B.I. The Offering complies with the applicable requirements of Rule 415 under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information.
          (ii) No stop order preventing or suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated or threatened by the Commission.
          (iii) The Company proposes to file with the Commission pursuant to Rule 424 under the Securities Act a final prospectus supplement to the prospectus included in the Registration Statement relating to the Securities in the form heretofore delivered to the Placement Agents. Such prospectus included in the Registration Statement at the time it was declared effective by the Commission or in the form in which it has been most recently filed with the Commission on or prior to the date of this Agreement is hereinafter called the “Base Prospectus.” Such prospectus supplement in the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus.” Any reference herein to the Base Prospectus or the Prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus pursuant to Rule 424(b) under the Securities Act, and prior to the termination of the Offering.
          (iv) For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934 (collectively with the rules and regulations promulgated thereunder, the “Exchange Act”), and which is deemed to be incorporated by reference therein or otherwise deemed to be a part thereof.
     (b) Compliance with Registration Requirements. As of the time of filing of the Registration Statement or any post-effective amendment thereto, at the time it became effective (including each deemed effective date with respect to the Placement Agents pursuant to Rule 430B under the Securities Act), at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus) and as of the Closing Date, the Registration Statement complied and will comply, in all material respects, with the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time of filing or the time of first use and as of the Closing Date, complied and will comply, in all material respects, with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representations or warranty in this paragraph with respect to any Placement Agent Information (as defined in Section 7 hereof).
     (c) Disclosure Package. As of the Applicable Time (as defined in Section 2(c)(1) hereof) and as of the Closing Date, neither (A) the Issuer General Free Writing Prospectus(es) (as defined in Section 2(c)(3) hereof) issued at or prior to the Applicable Time, the Prospectus, and the information included on Exhibit C hereto, all considered together (collectively, the “Disclosure Package"), nor (B) any individual Issuer Limited-Use Free Writing Prospectus (as defined in Section 2(c)(4) hereof), when considered together with the Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representations or warranty in this paragraph with respect to any Placement Agent Information. As used in this paragraph and elsewhere in this Agreement:
     (1) “Applicable Time” means 5:45 p.m, New York City time, on the date of this Agreement.
     (2) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.
     (3) “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors as identified on Schedule I hereto, and does not include a “bona fide electronic road show” as defined in Rule 433.
     (4) “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus, including any “bona fide electronic road show” as defined in Rule 433, that is made available without restriction pursuant to Rule 433(d)(8)(ii), even though not required to be filed with the Commission.

     (d) Conflict with Registration Statement. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering and sale of the Securities or until any earlier date that the Company notified or notifies the Placement Agents, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified; provided, that the Company makes no representations or warranty in this paragraph with respect to any Placement Agent Information.
     (e) Distributed Materials. The Company has not, directly or indirectly, distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than the Disclosure Package or the Prospectus, and other materials, if any, permitted under the Securities Act to be distributed and consistent with Section 3(d) hereof. The Company will file with the Commission all Issuer Free Writing Prospectuses that are required to be filed in the time required under Rule 433(d) under the Securities Act. The Company has satisfied or will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show. The parties hereto agree and understand that the content of any and all “road shows” related to the Offering is solely the property of the Company.
     (f) Not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the date of the execution and delivery of this Agreement, the Company is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer including, without limitation, for purposes of Rules 164 and 433 under the Securities Act with respect to the Offering as contemplated by the Registration Statement.
     (g) Incorporated Documents. The documents incorporated by reference in the Disclosure Package and in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (h) Due Incorporation and Good Standing. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Registration Statement, Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Subscription Agreements. The Company is duly qualified as a foreign corporation to transact business and is in good standing in Connecticut, the only jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect, on the condition, financial or otherwise, or on the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company (a “Material Adverse Effect”). The Company does not own of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation, or (ii) any equity, voting or participating interest in any limited liability company, partnership, joint venture or other non-corporate business enterprises.
     (i) Capitalization. The Common Stock (including the Common Shares), the Preferred Stock (including the Preferred Shares) and the Warrants conform in all material respects to the description thereof contained in the Registration Statement, Disclosure Package and the Prospectus. The

Warrant Shares and the Conversion Shares, when so issued, will conform in all material respects to the description thereof in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The issuance of the Securities to be purchased from the Company hereunder is not subject to preemptive or other similar rights, or any restriction upon the voting or transfer thereof pursuant to applicable law or the Company’s certificate of incorporation, bylaws or governing documents or any agreement to which the Company is a party or by which it is bound. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those accurately described in the Registration Statement, Disclosure Package and the Prospectus. The description of the Company’s 2004 Stock Incentive Plan, the Company’s 2005 Employee Stock Purchase Plan, the Company’s 2005 Non-Employee Directors Stock Option Plan and the Company’s 2010 Stock Incentive Plan and the awards granted thereunder, set forth in the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to each such plan.
     (j) Authorization, Issuance. The Common Shares to be purchased by the Investors from the Company pursuant to the Subscription Agreements have been duly authorized for issuance and sale pursuant to the Subscription Agreements and, when issued and delivered by the Company to the Investors pursuant to the Subscription Agreements on the Closing Date, will be validly issued, fully paid and nonassessable. Subject only to the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, the Preferred Shares to be purchased by the Investors from the Company pursuant to the Subscription Agreements have been duly authorized for issuance and sale pursuant to the Subscription Agreements and, when issued and delivered by the Company to the Investors pursuant to the Subscription Agreements on the Closing Date, will be validly issued, fully paid and nonassessable. The Company shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, the full number of shares of Common Stock issuable upon the conversion of all the Preferred Shares from time to time outstanding. The Conversion Shares have been duly authorized for issuance upon conversion of the Preferred Shares, and, upon such issuance in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and nonassessable and no preemptive rights or other rights to subscribe for or purchase any shares of Common Stock of the Company exist with respect to the issuance of such shares. The Warrants to be purchased by the Investors from the Company pursuant to the Subscription Agreements have been duly authorized for issuance and sale pursuant to the Subscription Agreements and, when issued and delivered by the Company to the Investors pursuant to the Subscription Agreements on the Closing Date, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and relating to general principles of equity. The Warrant Shares have been duly authorized and reserved for issuance pursuant to the terms of the Warrants and, when issued and delivered by the Company upon valid exercise of the Warrants and payment of the exercise price, will be validly issued, fully paid and nonassessable, and will not be subject to preemptive or similar rights. The Warrant Shares, when so issued, will conform in all material respects to the description thereof in the Prospectus.
     (k) No Registration Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived, or such rights, the failure with which to comply would not reasonably be expected to have a Material Adverse

Effect (as defined below) or adversely affect the consummation of the transactions contemplated by this Agreement, the Subscription Agreements or the Warrants.
     (l) Due Authorization and Enforceability. This Agreement has been duly authorized, executed and delivered by the Company. Each of the Subscription Agreements has been duly authorized by the Company and, when executed and delivered by the Company, will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and relating to general principles of equity. The Subscription Agreements, when executed and delivered, will conform in all material respects to the description thereof in the Prospectus.
     (m) No Violation. The Company is not in breach or violation of or in default (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default) (i) under the provisions of its certificate of incorporation, bylaws or other governing documents, (ii) in the performance or observance of any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which any of them or any of their properties may be bound or affected, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, or (iii) in the performance or observance of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of their respective properties (including, without limitation, those administered by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) or by any foreign, federal, state or local regulatory authority performing functions similar to those preformed by the FDA); except, with respect to clauses (ii) and (iii) above, to the extent any such contravention would not result in a Material Adverse Effect.
     (n) No Conflict. Except as set forth in the Registration Statement, the Disclosure Package or the Prospectus, the execution, delivery and performance by the Company of this Agreement and each Subscription Agreement, and the consummation of the transactions herein contemplated, including the issuance and sale by the Company of the Securities, will not conflict with or result in a breach or violation of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (i) the provisions of the certificate of incorporation, bylaws or other governing documents of the Company, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any material license, lease, contract or other agreement or instrument to which the Company is a party or by which any of them or any of their respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company; except, with respect to clauses (ii) and (iii) above, to the extent any such contravention would not result in a Material Adverse Effect.
     (o) No Consents Required. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Nasdaq Global Market), or approval of the stockholders of the Company (including as may be required pursuant to the rules and regulations of the Nasdaq Global Market), is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby, except as have been obtained or made and other than (i) as may be required under the Securities Act, (ii) under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), (iii) as may be required under the Exchange Act or state “blue sky” laws and (iv) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware. As of the Closing Date, the Certificate of Designation will have been filed with the Secretary of State of Delaware and will be in full force and effect and enforceable against the Company in accordance with its terms.
     (p) Absence of Material Changes. Except as otherwise disclosed in the Registration Statement, Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company (any such change is called a “Material Adverse Change”); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement; (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or any repurchase or redemption by the Company of any class of capital stock; and (v) there has not been any change in the capital stock outstanding on the date hereof, or material change in the short-term debt or long-term debt of the Company or any issue of options, warrants, convertible securities or other rights to purchase the capital stock (other than grants or exercises of stock options under the Company’s stock incentive plans).
     (q) Permits. Except as disclosed in the Disclosure Package and the Prospectus, the Company possesses such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its business, including, without limitation, all such certificates, authorizations and permits required by the FDA or any other state, federal or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect. The FDA accepted for review the Company’s new drug application (“NDA”) seeking approval to market Linjeta (formerly known as VIAject) for the treatment of diabetes and issued a Complete Response letter determining that the NDA cannot be approved in its present form, and the Placement Agents’ (or their counsel) have been provided with accurate and complete copies of all correspondence, including minutes and telephone conference reports, between the FDA and the Company relating to Linjeta since the date of the filing of the NDA.
     (r) Legal Proceedings. There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, Nasdaq Global Market), except (i) as described in the Registration Statement, the Disclosure Package and the Prospectus, (ii) any such proceeding, which if resolved adversely to the Company, would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or (iii) any such proceeding that would not prevent or materially and adversely affect the ability of the Company to consummate the transactions contemplated hereby.
     (s) Independent Accountants. To the Company’s knowledge, BDO USA, LLP, who has audited the financial statements of the Company, is an independent registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).
     (t) Financial Statements. The financial statements of the Company, together with the related schedules and notes thereto, set forth or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects in accordance with generally accepted accounting principles as in effect in the United States (“GAAP”) (i) the financial condition of the Company, as of the dates indicated and (ii) the results of operations, stockholders’ equity and changes in cash flows of the Company, for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with GAAP, consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments). There are no other financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Disclosure Package and the Prospectus; and the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Disclosure Package and the Prospectus; and all disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K of the Commission, to the extent applicable, and present fairly the information shown therein and the Company’s basis for using such measures.
     (u) Not an Investment Company. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Securities and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Base Prospectus and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.
     (v) Good Title to Property. The Company does not own any real property. The Company has good and valid title to, or has valid rights to lease or otherwise use, all personal property described in the Registration Statement, the Disclosure Package and the Prospectus, which are material to their respective businesses, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement, the Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, have a Material Adverse Effect. All of the property described in the Registration Statement, the Disclosure Package and the Prospectus as being held under lease by the Company is held thereby under valid, subsisting and enforceable leases, without any liens, restrictions, encumbrances or claims, except as would not, individually or in the aggregate, result in a Material Adverse Effect.
     (w) Intellectual Property Rights. The Company owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted. Except as set forth in the Disclosure Package and the Prospectus, (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company; (b) there is no material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any material Intellectual Property, and the

Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or threatened action, suit, proceeding or claim by others that the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.
     (x) Patent Applications. The Company has duly and properly filed or caused to be filed with the U.S. Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities all patent applications owned by the Company (the “Company Patent Applications”). To the knowledge of the Company, the Company has complied with the PTO’s duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation in the Company Patent Applications. To the Company’s knowledge, except as disclosed in the Disclosure Package and the Prospectus, the Company Patent Applications disclose patentable subject matters, and the Company has not been notified of any inventorship challenges nor has any interference been declared or provoked nor is any material fact known by the Company that would preclude the issuance of patents with respect to the Company Patent Applications or would render such patents invalid or unenforceable. To the Company’s knowledge, except as disclosed in the Disclosure Package and the Prospectus, no third party possesses rights to the Company’s Intellectual Property, that, if exercised, could enable such party to develop products competitive to those the Company intends to develop as described in each of the Disclosure Package and the Prospectus.
     (y) Tests and Preclinical Trials. The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company that are described in the Disclosure Package and the Prospectus were and, if still pending, are being, conducted in all material respects in accordance with the protocols submitted to the FDA or any foreign government exercising comparable authority, procedures and controls pursuant to, where applicable, accepted professional and scientific standards, and all applicable laws and regulations; the descriptions of the studies, tests and preclinical and clinical trials conducted by or on behalf of the Company, and the results thereof, contained in the Disclosure Package and the Prospectus are accurate and complete in all material respects; the Company is not aware of any other studies, or tests or preclinical and clinical trials, the results of which reasonably call into question the results described or referred to in the Disclosure Package and the Prospectus; and the Company has not received any notices or correspondence from the FDA, any foreign, state or local governmental body exercising comparable authority or any Institutional Review Board requiring the termination, suspension, material modification or clinical hold of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company, which termination, suspension, modification or clinical hold would reasonably be expected to have a Material Adverse Effect.
     (z) Taxes. The Company has filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and has paid all taxes shown thereon and, if due and payable, any related or similar assessment, fine or penalty levied against it, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings. The Company has made appropriate provisions in the applicable financial statements referred to in Section 1(a)(x) above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company has not been finally determined.
     (aa) Insurance. The Company is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its business including, but not limited to, policies covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and earthquakes. All policies of insurance and fidelity or surety bonds insuring the Company or its business, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Company has not been refused any insurance coverage sought or applied for. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.
     (bb) Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as in effect in the United States, or any other criteria applicable to such statements, and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (cc) Disclosure Controls. The Company has established, maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Registration Statement, and (iii) such disclosure controls and procedures are effective to perform the functions for which they were established. There are no significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data to management and the Board of Directors. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
     (dd) Corrupt Practices. The Company has not, and, to the Company’s knowledge, its officers, directors, agents or employees have not, directly or indirectly, while acting on behalf of the Company (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.
     (ee) No Price Stabilization. The Company nor, to the Company’s knowledge, any of their respective officers or directors, has taken or will take, directly or indirectly, any action designed to cause or result in the stabilization or manipulation of the Common Stock to facilitate the sale or resale of the Securities.
     (ff) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company on the one hand and the directors, officers, stockholders, customers or suppliers of the Company on the other hand which is required to be described in the Registration Statement, the Disclosure Package and the Prospectus which has not been so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any member of their respective immediate families, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.
     (gg) Sarbanes-Oxley Act. There is no failure on the part of the Company and, to the best of the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) in any material respect, including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (hh) Brokers Fees. Except as disclosed in the Disclosure Package and the Prospectus, neither the Company is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Placement Agents for a brokerage commission, finder’s fee or other like payment in connection with the Offering.
     (ii) FINRA Affiliations. To the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater securityholders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the one hundred eightieth (180th) day immediately preceding (A) the date the Registration Statement was initially filed with the Commission and (B) the date the Prospectus was filed with the Commission, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus.
     (jj) Compliance with Environmental Laws. Except as may otherwise be disclosed in the Disclosure Package and the Prospectus, (i) the Company is not in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company is in violation of any Environmental Law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the Company or any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) to the Company’s knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company or against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) the Company is not subject to any pending or threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more.
     (kk) No Labor Disputes. No labor problem or dispute with the employees of the Company exists or, to the best of the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors, that could have a Material Adverse Effect.
     (ll) ERISA. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and reasonably does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.
     (mm) Nasdaq Global Market; Exchange Act Registration. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and accepted for listing on the Nasdaq Global Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Global Market, nor has the Company received any notification that the Commission or the Nasdaq Global Market is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the Nasdaq Global Market for maintenance of listing of the Common Stock thereon.
     (nn) Statistical or Market-Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
     (oo) Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company conducts its business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.
     (pp) Accuracy of Statements in Prospectus. The statements in (i) the Company’s Quarterly Report on Form 10-Q for the periods ended December 31, 2010 and March 31, 2011 under the heading

“Risk Factors — Risks Related to Our Intellectual Property,” (ii) the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010 under the headings “Business — Government Regulation” and “Business — Intellectual Property and Proprietary Technology,” and (iii) the Base Prospectus under the headings “Description of Capital Stock,” “Description of Warrants” and “Plan of Distribution” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
     (qq) OFAC. The Company nor, to the knowledge of the Company, any director, officer, agent or employee of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not, directly or indirectly, knowingly use the proceeds of the Offering, or knowingly lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity that, to the Company’s knowledge, will use such proceeds, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     Any certificate signed by any officer of the Company and delivered to the Placement Agents or to counsel for the Placement Agents in connection with the offering of the Securities shall be deemed a representation and warranty by the Company (and not such officer in an individual capacity) to the Placement Agents as to the matters covered thereby.
Section 3. Covenants.
     The Company covenants and agrees with the Placement Agents as follows:
     (a) Reporting Obligations; Exchange Act Compliance. The Company will (i) file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rules 430B and 430C, as applicable, under the Securities Act, (ii) file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act, if applicable, (iii) file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and during such period as the Prospectus would be required by law to be delivered in connection with the Offering (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) (the “Prospectus Delivery Period”), and (iv) furnish copies of each Issuer Free Writing Prospectus, if any, (to the extent not previously delivered) to the Placement Agents prior to 11:00 a.m. Eastern time, on the second business day next succeeding the date of this Agreement in such quantities as the Placement Agents shall reasonably request.
     (b) Abbreviated Registration Statement. If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a registration statement under Rule 462(b) with the Commission in compliance with Rule 462(b) by 8:00 a.m., Eastern time, on the business day next succeeding the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for such Rule 462(b) registration statement or give irrevocable instructions for the payment of such fee pursuant to the Securities Act.
     (c) Amendments or Supplements. The Company will not, during the Prospectus Delivery Period in connection with the Offering contemplated by this Agreement, file any amendment or supplement to the Registration Statement or the Prospectus unless a copy thereof shall first have been submitted to the Placement Agents within a reasonable period of time prior to the filing thereof and the Placement Agents shall not have reasonably objected thereto in good faith.

     (d) Free Writing Prospectuses. The Company will (i) not make any offer relating to the Securities that would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission under Rule 433 under the Securities Act unless the Placement Agents approve its use in writing prior to first use (each, a "Permitted Free Writing Prospectus”); provided that the prior written consent of the Placement Agents hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule I hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in the Placement Agents or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Placement Agents that such Placement Agents otherwise would not have been required to file thereunder. The Company will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.
     (e) Notice to Placement Agents. The Company will notify the Placement Agents promptly, and will, if requested, confirm such notification in writing: (i) of the receipt of any comments of, or requests for additional information from, the Commission; (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Disclosure Package or the Prospectus; (iii) of the time and date when any post-effective amendment to the Registration Statement becomes effective; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or any order preventing or suspending the use of any prospectus included in the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or the initiation of any proceedings for that purpose or the threat thereof; (v) of receipt by the Company of any notification with respect to any suspension or the approval of the Shares and Warrant Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance or invocation of any such stop order or suspension by the Commission and, if any such stop order or suspension is so issued or invoked, to obtain as soon as possible the withdrawal or removal thereof.
     (f) Filing of Amendments or Supplements. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) in order to make the statements therein, in the light of the circumstances when the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) is delivered to an Investor, not misleading, or if, in the reasonable opinion of counsel for the Placement Agents, it is necessary to amend or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Placement Agents, either amendments or supplements to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) so that the statements in the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) is delivered to an Investor, be misleading or so that the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package), as amended or supplemented, will comply with law. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration

Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company promptly will notify the Placement Agents and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (g) Delivery of Copies. The Company will deliver promptly to the Placement Agents and their counsel such number of the following documents as the Placement Agents shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) copies of any Issuer Free Writing Prospectus, (iii) during the Prospectus Delivery Period, copies of the Prospectus (or any amendments or supplements thereto); (iii) any document incorporated by reference in the Prospectus (other than any such document that is filed with the Commission electronically via EDGAR or any successor system) and (iv) all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Securities under the Securities Act.
     (h) Earnings Statement. As soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, the Company will make generally available to holders of its securities and deliver to the Placement Agents, an earnings statement of the Company (which need not be audited) that will satisfy the provisions of Section 11(a) and Rule 158 of the Securities Act.
     (i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities in the manner set forth in the Registration Statement, Disclosure Package and the Prospectus under the heading “Use of Proceeds”.
     (j) Public Communications. Prior to the Closing Date, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or the earnings, business, operations or prospects of any of them, or the offering of the Securities, without the prior written consent of the Placement Agents (such consent not to be unreasonably withheld, delayed or conditioned) unless in the reasonable judgment of the Company and its counsel, and after notification to the Placement Agents, such press release or communication is required by law, in which case the Company shall use its reasonable best efforts to allow the Placement Agents reasonable time to comment on such release or other communication in advance of such issuance.
     (k) Lock-Up Period. For a period of 60 days after the date hereof (the “Lock-Up Period”), the Company will not directly or indirectly, (1) offer to sell, hypothecate, pledge, announce the intention to sell, contract to sell, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for shares of Common Stock; (2) file or cause to become effective a registration statement under the Securities Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (except in connection with the Offering or in connection with a registration statement on Form S-8 relating to employee benefit plans) or (3) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clauses (1), (2) or (3) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, without the prior written consent of William Blair (which consent may be withheld in its sole discretion), other than (i) the Securities to be sold hereunder, (ii) the issuance of Common Stock, options to acquire Common Stock or other equity awards for Common Stock pursuant to the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date hereof and the issuance of Common Stock pursuant to the exercise, vesting or settlement of such options or other equity awards; (iii) the issuance of Common Stock pursuant to the exercise of the Warrants and other warrants or rights to purchase the Common Stock outstanding or in existence on the date hereof; (iv) the issuance by the Company of any shares of Common Stock as consideration for mergers, acquisitions, other business combinations, or strategic alliances (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements), occurring after the date of this Agreement; provided that each recipient of shares pursuant to this clause (iv) agrees that all such shares remain subject to restrictions substantially similar to those contained in this Section 3(k). Notwithstanding the foregoing, for the purpose of allowing the Placement Agents to comply with FINRA Rule 2711(f)(4), if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or publicly announces other material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the public announcement regarding the material news or the occurrence of the material event, as applicable, unless the Placement Agents waive, in writing, such extension. The Placement Agents agrees to waive such extension if the provisions of FINRA Rule 2711(f)(4) are not applicable to the Offering. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.
     (l) Stabilization. The Company will not take directly or indirectly any action designed, or that might reasonably be expected to cause or result in, or that will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.
     (m) Transfer Agent. The Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Shares and Warrant Shares.
     (n) Investment Company Act. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company to register as an investment company under the Investment Company Act.
     (o) Nasdaq Global Market. The Company will use its reasonable best efforts to maintain the listing of the Shares and the Warrant Shares on the Nasdaq Global Market for so long as the Common Stock is listed thereon.
Section 4. Costs and Expenses.
     The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or reimburse if paid by the Placement Agents all costs and expenses incident to the performance of the Company’s obligations under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (i) the preparation, printing, filing, delivery and shipping of the Registration Statement, any Issuer Free Writing Prospectus, the Disclosure Package and the Prospectus, and any amendment or supplement to any of the foregoing and the printing and furnishing of copies of each thereof to the Placement Agents and dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Securities including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Securities and the printing, delivery, shipping of the certificates representing the Securities, (iii) the fees and expenses of any transfer agent or registrar for the Securities, (iv) the filing fees required to be paid by the Placement Agents or Company with FINRA (including all COBRADesk fees), (v) fees, disbursements and other charges of counsel to the Company; (vi) listing fees, if any, for the listing or quotation of the Shares and Warrant Shares on the Nasdaq Global Market, (vii) fees and disbursements of the Company’s auditor incurred in delivering the letters described in Section 5(j) hereof, and (viii) the costs and expenses of the Company in connection with the marketing of the Offering and the sale of the Securities to prospective investors including, but not limited to, those related to any presentations or meetings undertaken in connection therewith including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants (other than the Placement Agents) engaged by the Company in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft or other transportation chartered by the Company in connection with the road show.
     It is understood that except as provided in this Section 4, Section 6 and Section 8(b) hereof, the Placement Agents shall pay all of their own expenses.
Section 5. Conditions of Placement Agents’ Obligations.
     The obligations of the Placement Agents hereunder are subject to the following conditions:
     (a) Filings with the Commission. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act at or before 5:30 p.m., Eastern time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Securities Act).
     (b) Abbreviated Registration Statement. If the Company has elected to rely upon Rule 462(b), the registration statement filed under Rule 462(b) shall have become effective under the Securities Act by 8:00 a.m., Eastern time, on the business day next succeeding the date of this Agreement.
     (c) No Stop Orders. Prior to the Closing: (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings initiated under Section 8(d) or 8(e) of the Securities Act for that purpose shall be pending or threatened by the Commission, and (ii) any request for additional information on the part of the Commission (to be included in the Registration Statement, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Placement Agents.
     (d) Action Preventing Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities.
     (e) Objection of Placement Agents. No prospectus or amendment or supplement to the Registration Statement shall have been filed to which the Placement Agents shall have objected in writing, which objection shall not be unreasonable. The Placement Agents shall not have advised the Company that the Registration Statement, the Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus contains, in the reasonable opinion of counsel for the Placement Agents, an untrue statement of fact which, in their reasonable opinion, is material, or omits to state a fact which, in their reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (f) No Material Adverse Change. (i) Prior to the Closing, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Disclosure Package and the Prospectus that, in the Placement Agents’ judgment, is material and adverse and that makes it, in the Placement Agents’ judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Disclosure Package.
          (ii) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the Nasdaq Stock Market, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the NYSE Amex or the over the counter market or the establishing on such exchanges or markets by the SEC or by such exchanges or markets of minimum or maximum prices that are not in force and effect on the date hereof; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Global Market or any other exchange or market or the establishing on any such market or exchange by the SEC or by such market of minimum or maximum prices that are not in force and effect on the date hereof; (iii) a general moratorium on commercial banking activities declared by either federal or any state authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, which in the Placement Agents’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities in the manner contemplated in the Prospectus; or (v) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, that in the Placement Agents’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities in the manner contemplated in each of the Disclosure Package and the Prospectus.
     (g) Representations and Warranties. Each of the representations and warranties of the Company contained herein shall be true and correct when made and on and as of the Closing Date, as if made on such date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date), and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with in all material respects.
     (h) Opinion of Counsel to the Company. The Placement Agents shall have received from Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, such counsel’s written opinion, addressed to the Placement Agents and dated the Closing Date, in form and substance as set forth in Exhibit E attached hereto.
     (i) Opinion of Regulatory Counsel. The Placement Agents shall have received from Venable LLP, regulatory counsel to the Company, such counsel’s written opinion, addressed to the Placement Agents and dated the Closing Date, in form and substance as set forth in Exhibit E1 attached hereto.
     (j) Opinion of Intellectual Property Counsel. The Placement Agents shall have received from Pabst Patent Group LLP, intellectual property counsel to the Company, such counsel’s written opinion, addressed to the Placement Agents and dated the Closing Date, in form and substance as set forth in Exhibit E2 attached hereto.

     (k) Opinion of Counsel to the Placement Agents. The Placement Agents shall have received a favorable opinion of Morrison & Foerster LLP, counsel for the Placement Agents, dated the Closing Date, in form and substance reasonably satisfactory to the Placement Agents.
     (l) Comfort Letter. The Placement Agents shall have received from BDO Seidman, LLP letters dated, respectively, the date of the Prospectus and the Closing Date, and addressed to the Placement Agents in customary forms reasonably satisfactory to the Placement Agents, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses relating to the Company, if any.
     (m) Officers’ Certificate. The Placement Agents shall have received on the Closing Date a certificate of the Company, addressed to the Placement Agents and dated the Closing Date, signed by the chief executive officer and the chief financial officer of the Company to the effect that:
     (i) each of the representations, warranties and agreements of the Company in this Agreement were true and correct when originally made and are true and correct as of the Applicable Time and the Closing Date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date); and the Company has complied with all agreements and satisfied all the conditions on its part required under this Agreement to be performed or satisfied at or prior to the Closing Date;
     (ii) subsequent to the respective dates as of which information is given in the Disclosure Package, there has not been (A) a material adverse change or any development involving a prospective material adverse change in the general affairs, business, properties, management, financial condition or results of operations of the Company, (B) any transaction that is material to the Company, except transactions entered into in the ordinary course of business, (C) any obligation, direct or contingent, that is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business, (D) except as disclosed in the Disclosure Package and in the Prospectus, any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants) or any material change in the short term or long term indebtedness of the Company, (E) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or (F) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has had or is reasonably likely to result in a Material Adverse Effect;
     (iii) no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued, and no proceedings for that purpose shall be pending or to their knowledge, threatened by the Commission or any state or regulatory body; and
     (iv) the signers of said certificate have reviewed the Registration Statement, the Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto (and any documents filed under the Exchange Act and deemed to be incorporated by reference into the Disclosure Package and the Prospectus), and (A) (1) each part of the Registration Statement and any amendment thereof do not and did not contain when the Registration Statement (or such amendment) became effective, any untrue statement of a material fact or omit to state, and did not omit to state when the Registration Statement (or such amendment) became effective, any material fact required to be stated therein or necessary to make the statements therein not misleading and (2) as of the Applicable Time, neither the Disclosure Package nor any individual

Issuer Limited Use Free Writing Prospectus, when considered together with the Disclosure Package, contained any untrue statement of material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (3) the Prospectus, as amended or supplemented, does not and did not contain, as of its issue date and as of the Closing Date, any untrue statement of material fact or omit to state and did not omit to state as of such date, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Applicable Time, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus which has not been so set forth and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference in to the Disclosure Package and into the Prospectus that has not been so filed.
     (n) Secretary’s Certificate. On the Closing Date, the Company shall have furnished to the Placement Agents a Secretary’s Certificate of the Company.
     (o) Company Corporate Documents. On the Closing Date, the Company shall have delivered to the Placement Agents a certificate evidencing the incorporation and good standing of the Company in the State of Delaware issued by the Secretary of State of the State of Delaware, dated as of a recent date, as well as written bring-down confirmation from a reputable corporate service agency, dated as of the Closing Date, as to the good standing of the Company on the Closing Date.
     (p) Foreign Qualifications. On the Closing Date, the Company shall have delivered to the Placement Agents certificates evidencing (i) the Company’s qualification as a foreign corporation in good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, dated as of a recent date.
     (q) Certified Charter. On the Closing Date, the Company shall have delivered to the Placement Agents a certified copy of the Certificate of Incorporation of the Company as certified by the Secretary of State of the State of Delaware as of a recent date.
     (r) Other Filings with the Commission. The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the transactions contemplated hereby, including as an exhibit thereto this Agreement.
     (s) No FINRA Objection. FINRA shall not have raised any objection with respect to the fairness and reasonableness of the placement agency terms and arrangements relating to the issuance and sale of the Securities; provided that if any such objection is raised, the Company and the Placement Agents shall negotiate promptly and in good faith appropriate modifications to such placement agency terms and arrangements in order to satisfy such objections.
     (t) Nasdaq Global Market. The Company shall have filed a Notification Form: Listing of Additional Shares with the Nasdaq Global Market with regard to the Shares and Warrant Shares and shall have received no objection thereto from the Nasdaq Global Market.
     (u) Lock-Up Agreements. On or before the Closing Date, the Company shall have obtained for the benefit of the Placement Agents the agreement, in the form set forth as Exhibit D hereto, of its directors and officers listed on Schedule II hereto (each a “Lock-Up Agreement” and collectively, the “Lock-Up Agreements”).

     (v) Certificate of Designation. On or before the Closing Date, the Company shall have filed the Certificate of Designation with the Secretary of State of the State of Delaware;
     (w) Additional Documents. Prior to the Closing Date, the Company shall have furnished to the Placement Agents such further information, certificates or documents as the Placement Agents shall have reasonably requested for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.
     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agents.
     If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agents by notice to the Company at any time prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6 and Section 8 hereof shall at all times be effective and shall survive such termination.
Section 6. Indemnification and Contribution.
     (a) Indemnification of the Placement Agents. The Company agrees to indemnify, defend and hold harmless each of the Placement Agents, each of its respective directors and officers, and each person, if any, who controls such Placement Agents within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, claim or liability, which, jointly or severally, such Placement Agents or any such person may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, the common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, damage, claim or liability (or actions in respect thereof as contemplated below) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and, in the case of (i) and (ii) above, to reimburse such Placement Agents and each such controlling person for any and all reasonable expenses (including reasonable fees and disbursements of counsel) as such expenses are incurred by such Placement Agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, it arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in or omitted from, and in conformity with information concerning such Placement Agents furnished in writing by or on behalf of such Placement Agents to the Company expressly for use therein, which information the parties hereto agree is limited to the Placement Agent Information (as defined in Section 7 hereof), or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided to Investors by or with the approval of the Company or based upon written information furnished by or on behalf of the Company with its approval including, without limitation, slides, videos, films or tape recordings used in any road show or investor presentations made to investors by the Company (whether in person or electronically) or in connection with the marketing of the Securities.
     (b) Indemnification of the Company. Each Placement Agent, severally and not jointly, will indemnify, defend and hold harmless the Company, its directors and officers, and any person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, claim, damage, liability or expense, as incurred to which, jointly or severally, the Company or any such person may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, the common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Placement Agents), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, in the case of each of (i) and (ii) above, to the extent but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information concerning such Placement Agent furnished in writing by or on behalf of such Placement Agent to the Company expressly for use therein and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, that the parties hereto hereby agree that such written information provided by the Placement Agents consists solely of the Placement Agent Information. Notwithstanding the provisions of this Section 6(b), in no event shall any indemnity by the Placement Agents under this Section 6(b) exceed its pro rata share of the Placement Fee.
     (c) Notice and Procedures. If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or any Placement Agents (as applicable, the “indemnifying party”) pursuant to Section 6(a) or 6(b), respectively, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise, except to the extent the indemnifying party does not otherwise learn of the Proceeding and such failure results in the forfeiture by the indemnifying party of substantial rights or defenses. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding, (ii) the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party, in any of which events such reasonable fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). An indemnifying party shall not be liable for any settlement of any Proceeding (including by consent to the entry of any judgment) effected without its written consent but, if settled with its written consent or if there be a final judgment for the plaintiff, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel (which fees and expenses shall be reasonably documented) as contemplated by the second sentence of this Section 6(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle, unless such failure to reimburse the indemnified party is based on a dispute with a good faith basis as to either the obligation of the indemnifying party arising under this Section 6 to indemnify the indemnified party or the amount of such obligation and the indemnifying party shall have notified the indemnified party of such good faith dispute prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.
     (d) Contribution. If the indemnification provided for in this Section 6 is unavailable to an indemnified party under Sections 6(a) or 6(b), or insufficient to hold an indemnified party harmless in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in Sections 6(a) or 6(b), (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agents on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agents on the other hand shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the Placement Fee received by the Placement Agents, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and the Placement Agents on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Placement Agents, on the other hand, and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Placement Agents agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 6(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this Section 6(d). Notwithstanding the provisions of this Section 6(d), the Placement Agents shall not be required to contribute any amount in excess of the Placement Fee less the amount of any damages which such Placement Agent has otherwise paid or become liable to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     (e) Representations and Agreements to Survive Delivery. The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have. The indemnity and contribution agreements of the parties contained in this Section 6 and the covenants, warranties and representations of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agents, any person who controls the Placement Agents within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or any affiliate of the Placement Agents, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iii) the issuance and delivery of the Securities. The Company and the Placement Agents agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Securities, or in connection with the Registration Statement, the Disclosure Package or the Prospectus.
Section 7. Information Furnished by Placement Agents.
     The Company acknowledges that the statements set forth (i) in the first paragraph under the heading “Electronic Distribution”, (ii) under the heading “Regulation M Restrictions” and (iii) in the second sentence under the heading “Affiliations” in the section entitled “Plan of Distribution” in the Prospectus (the “Placement Agent Information”) constitute the only information relating to the Placement Agents furnished in writing to the Company by the Placement Agents as such information is referred to in Sections 2 and 6 hereof.
Section 8. Termination.
     (a) The Placement Agents shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date, without liability on the part of the Placement Agents to the Company, if (i) prior to delivery and payment for the Securities (A) trading in securities generally shall have been suspended or materially limited on or by the New York Stock Exchange, the Nasdaq Stock Market, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the NYSE Amex (each, a “Trading Market”), (B) trading in the shares of Common Stock of the Company shall have been suspended or materially limited on any exchange or in the over-the-counter market, (C) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities, (D) there shall have occurred any outbreak or material escalation of hostilities or acts of terrorism involving the United States or there shall have been a declaration by the United States of a national emergency or war, (E) there shall have occurred any other calamity or crisis or any material change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the judgment of the Placement Agents, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus, or (ii) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Disclosure Package, there has been (A) any Material Adverse Effect or (B) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character that in the judgment of the Placement Agents would, individually or in the aggregate, result in a Material Adverse Effect and which would, in the judgment of the Placement Agents, make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package and the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8(b) and Section 11 hereof shall at all times be effective notwithstanding such termination.
     (b) If (1) this Agreement shall be terminated by the Placement Agents pursuant to Section 5, Section 8(a)(i)(B) or Section 8(a)(ii)(A) or (2) the sale of the Securities to Investors is not consummated because of any failure, refusal or inability on the part of the Company to comply with the terms or perform any agreement or obligation of this Agreement or any Subscription Agreement, other than by reason of a default by the Placement Agents, the Company will, in addition to paying the amounts described in Section 4 hereof, reimburse the Placement Agents for all of their reasonable, documented and actual out-of-pocket disbursements (including, but not limited to, the reasonable and documented fees and disbursements of its outside counsel).
Section 9. Notices.
     All statements, requests, notices and agreements hereunder shall be in writing or by facsimile, and:
     (a) if to the Placement Agents, shall be delivered or sent by mail, telex or facsimile transmission to:
William Blair & Company, L.L.C.
222 West Adams
Chicago, IL 60606
Attention: Arthur Simon, Principal
Facsimile No.: (312) 551-4646
with a copy (which shall not constitute notice) to:
Morrison & Foerster LLP
1290 Avenue of the Americas
New York, NY 10104
Attention: Anna Pinedo, Esq.
Facsimile No.: (212) 468-7900
     (b) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to:
Biodel Inc.
100 Saw Mill Road
Danbury, Connecticut 06810
Attention: President and Chief Executive Officer
Facsimile: (203) 796-5000

with a copy (which shall not constitute notice) to:
Wilmer Cutler Pickering Hale and Dorr LLP
399 Park Avenue
New York, NY 10022
Attention: Stuart R. Nayman, Esq.
Facsimile: (212) 230-8888
Any such notice shall be effective only upon receipt. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.
Section 10. Persons Entitled to Benefit of Agreement.
     This Agreement shall inure to the benefit of and shall be binding upon the Placement Agents, the Company and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation, other than the persons, firms or corporations mentioned in the preceding sentence, any legal or equitable remedy or claim under or in respect of this Agreement, or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser of the Securities by reason merely of such purchase.
Section 11. Governing Law.
     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.
Section 12. No Fiduciary Relationship.
     The Company acknowledges and agrees that each of the Placement Agents shall act as an independent contractor, and not as a fiduciary, and any duties of the Placement Agents with respect to providing investment banking services to the Company, including the offering of the Securities contemplated hereby (including in connection with determining the terms of the Offering), shall be contractual in nature, as expressly set forth herein, and shall be owed solely to the Company. Each party hereto disclaims any intention to impose any fiduciary or similar duty on any other party hereto. Additionally, the Placement Agents have not advised, nor are advising, the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Placement Agents shall have no responsibility or liability to the Company with respect thereto. Any review by the Placement Agents of the Company, the transactions contemplated hereby or other matters relating to such transactions has been and will be performed solely for the benefit of the Placement Agents and has not been and shall not be performed on behalf of the Company or any other person. It is understood that the Placement Agents have not and will not be rendering an opinion to the Company as to the fairness of the terms of the Offering. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Placement Agents may have financial interests in the success of the Offering contemplated hereby that are not limited to the Placement Fee. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agents with respect to any breach or alleged breach of fiduciary duty.

Section 13. Headings.
     The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
Section 14. Amendments and Waivers.
     No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.
Section 15. Submission to Jurisdiction.
     Except as set forth below, no Proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company hereby consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Placement Agents. The Company and the Placement Agents hereby waive all right to trial by jury in any Proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Placement Agents agree that a final judgment in any such Proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in any other courts in the jurisdiction of which such party is or may be subject, by suit upon such judgment.
Section 16. Counterparts.
     This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

     If the foregoing is in accordance with your understanding of the agreement between the Company and the Placement Agents, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours, BIODEL INC.
By:	/s/ Gerard Michel
	Name:	Gerard Michel
	Title:	CFO & VP of Corporate Development

Accepted as of the date first above written: WILLIAM BLAIR & COMPANY, L.L.C.
By:	/s/ Art Simon
	Name:	Art Simon
	Title:	Principal and General Counsel

JMP SECURITIES LLC
By:	/s/ Janet L. Tarkoff
	Name:	Janet L. Tarkoff
	Title:	Chief Legal Officer
[Signature Page to Placement Agency Agreement]

Schedules and Exhibits

Schedule I:	Issuer General Free Writing Prospectuses

Schedule II:	Directors and Officers Executing Lock-Up Agreements

Exhibit A:	Form of Subscription Agreement

Exhibit B:	Pricing Information

Exhibit C:	Disclosure Materials

Exhibit D:	Form of Lock-up Agreement

Exhibit E:	Form of Legal Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

Exhibit E1:	Form of Legal Opinion of Venable LLP

Exhibit E2:	Form of Legal Opinion of Pabst Patent Group LLP

Exhibit F:	Form of Certificate of Designation

Schedule I
Issuer General Free Writing Prospectuses
None

Schedule II
Directors and Officers Executing Lock-Up Agreements
Charles Sanders
Donald M. Casey Jr.
Errol De Souza
Barry Ginsberg
Ira W. Lieberman
Daniel Lorber
Brian Pereira
Gerard J. Michel
Alan S. Krasner
Paul S. Bavier
Erik Steiner
Arthur Urciuoli

Exhibit A
Form of Subscription Agreement

Exhibit B
Pricing Information
Number of Units Containing Common Shares: 12,074,945
Number of Units Containing Preferred Shares: 1,813,944
Offering Price per Unit: $2.16
Exercise Price of Warrants: $2.48
Placement Fee: $1,800,000.00

Exhibit C
Disclosure Materials
None

Exhibit D
Form of Lock-Up Agreement

Exhibit E
Form of Legal Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

Exhibit E1

Exhibit E2

Exhibit F
Certificate of Designation